EXHIBIT 23.2
CONSENT OF RYDER SCOTT COMPANY, L.P.

Northern Oil and Gas, Inc.
601 Carlson Pkwy – Suite 990
Minnetonka, Minnesota 55305

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2017 (the "Annual Report").  We hereby further consent to the inclusion in the Annual Report of estimates of oil and gas reserves contained in our report dated, February 2, 2018, and to the inclusion of such report as an exhibit to the Annual Report.  We further consent to the incorporation by reference thereof into Northern Oil and Gas, Inc.'s Registration Statements on Form S-8 (Nos. 333-148333, 333-160602, 333-175100, 333-188999, 333-205617, and 333-212929) and on Form S-3 (Nos. 333-146596, 333-158320, 333-163779, 333-167049, 333-188423, and 333-205619) and on Form S-4 (File No. 333-216887).

RYDER SCOTT COMPANY, L.P.

/s/ Ryder Scott Company, L.P.

Denver, Colorado
February 23, 2018